EXHIBIT 99.1

PRESS RELEASE

CIRCOR International Reports Second Quarter 2011 Financial Results

•     Revenues Increase 14% Year Over Year on Strong Demand

•    25% Order Growth with Backlog up Nearly 40% Year Over Year

•     Reports EPS of $0.43

Burlington, MA – August 4, 2011 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the industrial, aerospace and energy markets, today announced financial results for the second quarter ended July 3, 2011.

Management Comments on Second-Quarter Results

“Revenues grew 14% year over year as a result of strong operating performance in our aerospace, flow technology and short-cycle energy businesses,” said Chairman and Chief Executive Officer Bill Higgins. “Orders for the quarter increased 25% year over year as a result of strengthening demand across nearly all end markets and contributions from acquisitions. Despite shipping delays in a few large projects in the quarter, which resulted in revenues and earnings below expectations, we continue to expect revenues and earnings to grow through second half of 2011 and into next year.”

Consolidated Results

Revenues for the second quarter of 2011 were $191.9 million, a 14% increase from $168.0 million in the second quarter of 2010. CIRCOR reported net income for the second quarter of 2011 of $7.5 million, or $0.43 per diluted share, compared with a net loss of $11.2 million, or $0.66 per share, for the second quarter of 2010. Excluding Leslie asbestos and bankruptcy charges, net of tax, earnings per share for the second quarter of 2010 were $0.44.

Consolidated adjusted operating earnings (which exclude Leslie asbestos and bankruptcy charges) were $12.4 million for the second quarter of 2011 compared with $11.6 million for the second quarter of 2010, an increase of 7%.

Consolidated Orders and Free Cash Flow

The Company received orders totaling $213.4 million during the second quarter of 2011, an increase of 25% compared with the second quarter of 2010. Backlog as of July 3, 2011 was $442.0 million, up 39% from backlog of $317.6 million at July 4, 2010.

During the second quarter of 2011, the Company used $76.4 million of free cash flow (defined as net cash from operating activities less capital expenditures), which included the payment of $76.6 million in April 2011 to fund the Leslie Controls Bankruptcy Trust. This compares to $12.6 million of free cash flow generated in the second quarter of 2010.

Energy

CIRCOR’s Energy segment revenues of $82.0 million for the quarter ended July 3, 2011 represent a 6% increase from $77.3 million for the quarter ended July 4, 2010. The increase includes 4% growth from the February 2011 Brazilian energy acquisition and a positive foreign currency impact of 5%. In addition, organic growth declined by 4% primarily due to lower revenue from large international projects, partially offset by strength across the balance of the Energy segment.

Incoming orders for the second quarter of 2011 were $103.2 million, an increase of 30% year over year due to growth across the majority of the segment’s energy businesses. Ending backlog totaled $225.7 million, an increase of 81% year over year.

For the second quarter of 2011, the Energy segment adjusted operating margin of 5.3% was down from 8.3% for the second quarter of 2010 primarily due to lower organic volume and associated leverage as well as the impact of the Brazil energy acquisition, including integration activities.

Aerospace

CIRCOR’s Aerospace segment revenues increased by 30% to $36.0 million for the second quarter of 2011 from $27.8 million in the second quarter of 2010. The increase in revenues was driven by 18% growth from acquisitions, 7% organic growth, and a 5% positive foreign currency impact. The acquisition growth was primarily related to the August 2010 aerospace landing gear acquisition.

Incoming orders for the second quarter of 2011 were $33.4 million, an increase of 24% year over year, primarily due to the positive impact of acquisitions. Ending backlog totaled $133.1 million, an increase of 14% year over year.

The Aerospace segment’s adjusted operating margin was 11.2% for the second quarter of 2011, compared with 14.6% for the second quarter of 2010. Second-quarter adjusted operating margins decreased primarily due to unfavorable product mix and development costs associated with new program wins.

Flow Technologies

CIRCOR’s Flow Technologies segment revenues increased 17% to $73.9 million for the second quarter of 2011 from $62.9 million in the second quarter of 2010. Second-quarter 2011 revenues reflected organic growth of 12% with strength across nearly all end markets, growth from acquisitions of 1%, and a favorable foreign currency impact of 4%.

Incoming orders for this segment were $76.8 million for the second quarter of 2011, an increase of 19% year over year due to an improvement in most markets. Ending backlog totaled $83.2 million, an increase of 10% year over year.

This segment’s adjusted operating margin, which excludes the impact of Leslie asbestos and bankruptcy charges, for the second quarter of 2011, was 12.4%, compared with 10.1% in the second quarter of 2010. The second-quarter year-over-year increase was primarily due to revenue leverage.

Business and Financial Outlook

“Most of our markets have seen strong growth during the first half of 2011 and we have a sizable and growing backlog across all businesses to work with going forward,” said Higgins. “With this as our base, we are focused on converting the growing backlog, leveraging our newer acquisitions for growth, and expanding margins in our energy projects.”

CIRCOR currently expects revenues for the third quarter of 2011 in the range of $202 million to $212 million. Earnings are expected to be in the range of $0.47 to $0.57 per diluted share. CIRCOR’s guidance for earnings per share assumes a 30% tax rate and that exchange rates remain at present levels.

Conference Call Information

CIRCOR International will hold a conference call to review its financial results today, August 4, 2011, at 10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance, including third-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ

THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the industrial, aerospace and energy markets. With more than 7,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Net revenues	$191,908	$168,005	$395,278	$314,274
Cost of revenues	137,302	118,463	284,444	222,013

GROSS PROFIT	54,606	49,542	110,834	92,261
Selling, general and administrative expenses	42,180	37,959	84,635	73,376
Leslie asbestos and bankruptcy charges (recoveries)	(124)	28,908	877	28,260

OPERATING INCOME (LOSS)	12,550	(17,325)	25,322	(9,375)

Other expense (income):
Interest income	(54)	(50)	(97)	(92)
Interest expense	1,286	636	2,102	1,233
Other expense, net	560	258	1,476	207

Total other expense	1,792	844	3,481	1,348

INCOME (LOSS) BEFORE INCOME TAXES	10,758	(18,169)	21,841	(10,723)
Provision (Benefit) for income taxes	3,261	(6,928)	6,439	(5,216)

NET INCOME (LOSS)	$7,497	$(11,241)	$15,402	$(5,507)

Earnings per common share:
Basic	$0.43	$(0.66)	$0.90	$(0.32)
Diluted	$0.43	$(0.66)	$0.88	$(0.32)
Weighted average common shares outstanding:
Basic	17,251	17,108	17,206	17,080
Diluted	17,434	17,108	17,406	17,080

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended
	July 3, 2011	July 4, 2010
OPERATING ACTIVITIES
Net income (loss)	$15,402	$(5,507)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7,496	6,343
Amortization	2,196	1,942
Compensation expense of share-based plans	1,960	1,814
Tax effect of share based compensation	(637)	(90)
(Gain) loss on disposal of property, plant and equipment	(39)	275
(Payment) provision for Leslie bankruptcy settlement	(76,625)	24,974
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(9,486)	(19,247)
Inventories	(37,714)	(14,850)
Prepaid expenses and other assets	(6,163)	3,228
Accounts payable, accrued expenses and other liabilities	36,208	15,511

Net cash (used in) provided by operating activities	(67,402)	14,393

INVESTING ACTIVITIES
Additions to property, plant and equipment	(7,463)	(8,187)
Proceeds from the disposal of (purchases of) property, plant and equipment	50	(233)
Purchases of investments	(2)	0
Proceeds from the sale of investments	0	21,427
Business acquisitions, net of cash acquired	(20,221)	(5,210)

Net cash (used in) provided by investing activities	(27,636)	7,797

FINANCING ACTIVITIES
Proceeds from long-term borrowings	201,087	32,458
Payments of long-term borrowings	(101,994)	(34,645)
Debt issuance costs	(2,001)	0
Dividends paid	(1,325)	(1,279)
Proceeds from the exercise of stock options	476	293
Tax effect of share based compensation	637	90

Net cash provided by (used in) financing activities	96,880	(3,083)

Effect of exchange rate changes on cash and cash equivalents	708	(4,600)

INCREASE IN CASH AND CASH EQUIVALENTS	2,550	14,507
Cash and cash equivalents at beginning of year	45,752	46,350

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48,302	$60,857

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	July 3, 2011	December 31, 2010
ASSETS
Current Assets:
Cash & cash equivalents	$48,302	$45,752
Short-term investments	107	101
Trade accounts receivable, less allowance for doubtful accounts of $845 and $822, respectively	151,567	138,860
Inventories	210,103	167,797
Income taxes refundable	0	1,625
Prepaid expenses and other current assets	11,504	5,749
Deferred income tax asset	20,585	20,111
Insurance receivables	0	38
Assets held for sale	542	542

Total Current Assets	442,710	380,575

Property, Plant and Equipment, net	106,586	95,768
Other Assets:
Goodwill	79,930	63,175
Intangibles, net	62,738	62,322
Deferred income tax asset	12,589	11,829
Other assets	4,644	2,526

Total Assets	$709,197	$616,195

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$99,778	$80,577
Accrued expenses and other current liabilities	70,372	51,248
Accrued compensation and benefits	21,144	22,305
Leslie asbestos and bankruptcy related liabilities	1,642	79,831
Income taxes payable	0	38
Notes payable and current portion of long-term debt	2,154	851

Total Current Liabilities	195,090	234,850

Long-Term Debt, net of current portion	103,083	684
Deferred income taxes	3,250	0
Other Non-Current Liabilities	21,941	23,841
Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock, $.01 par value; 29,000,000 shares authorized; and 17,202,100 and 17,112,688 issued and outstanding, respectively	173	171
Additional paid-in capital	256,094	254,154
Retained earnings	110,497	96,389
Accumulated other comprehensive income	19,069	6,106

Total Shareholders' Equity	385,833	356,820

Total Liabilities and Shareholders' Equity	$709,197	$616,195

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in millions)

UNAUDITED

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
ORDERS [1]
Energy	$103.2	$79.4	$217.0	$145.6
Aerospace	33.4	27.0	66.3	61.8
Flow Technologies	76.8	64.3	151.7	133.5

Total orders	$213.4	$170.7	$435.0	$340.9

	July 3, 2011	July 4, 2010
BACKLOG [2]
Energy	$225.7	$124.7
Aerospace	133.1	$117.2
Flow Technologies	83.2	$75.7

Total backlog	$442.0	$317.6

Note 1:	Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.

Note 2:	Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
NET REVENUES
Energy	$57,722	$77,305	$80,613	$90,229	$305,869	$99,170	$81,994	$181,164
Aerospace	27,274	27,811	28,316	35,465	118,866	32,110	36,029	68,139
Flow Technologies	61,273	62,889	68,648	68,365	261,175	72,090	73,885	145,975

Total	146,269	168,005	177,577	194,059	685,910	203,370	191,908	395,278

* ADJUSTED OPERATING MARGIN
Energy	3.5%	8.3%	11.1%	6.7%	7.7%	6.4%	5.3%	5.9%
Aerospace	13.2%	14.6%	9.6%	14.1%	13.0%	11.6%	11.2%	11.4%
Flow Technologies	10.2%	10.1%	13.1%	12.5%	11.5%	13.7%	12.4%	13.0%
Segment operating margin	8.1%	10.0%	11.7%	10.1%	10.1%	9.8%	9.1%	9.5%
Corporate expenses	-3.1%	-3.1%	-2.7%	-3.3%	-3.1%	-3.0%	-2.7%	-2.9%
* Adjusted operating margin	5.0%	6.9%	8.9%	6.7%	7.0%	6.8%	6.5%	6.6%
Leslie asbestos and bankruptcy charges (recoveries)	-0.4%	17.2%	1.3%	1.1%	4.8%	0.5%	-0.1%	0.2%
Total operating margin	5.4%	-10.3%	7.6%	5.6%	2.2%	6.3%	6.5%	6.4%
* ADJUSTED OPERATING INCOME
Energy	2,025	6,424	8,968	6,024	23,441	6,393	4,373	10,766
Aerospace	3,607	4,067	2,726	5,002	15,402	3,727	4,021	7,748
Flow Technologies	6,276	6,367	8,997	8,512	30,152	9,854	9,133	18,987

Segment operating income	11,908	16,858	20,691	19,538	68,995	19,974	17,527	37,501
Corporate expenses	(4,607)	(5,274)	(4,859)	(6,494)	(21,234)	(6,201)	(5,100)	(11,301)

* Adjusted operating income	7,301	11,584	15,832	13,044	47,761	13,773	12,427	26,200

Leslie asbestos and bankruptcy charges (recoveries)	(648)	28,908	2,343	2,173	32,776	1,001	(124)	877

Total operating income	7,949	(17,325)	13,490	10,871	14,986	12,772	12,550	25,322
INTEREST EXPENSE, NET	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(2,005)
OTHER (EXPENSE) INCOME, NET	51	(258)	853	(608)	38	(915)	(560)	(1,476)

PRETAX INCOME (LOSS)	7,446	(18,169)	13,609	9,622	12,508	11,084	10,758	21,841
(PROVISION) BENEFIT FOR INCOME TAXES	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(6,439)

EFFECTIVE TAX RATE	23.0%	38.1%	23.6%	19.6%	-0.9%	28.7%	30.3%	29.5%
NET INCOME (LOSS)	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$15,402

Weighted Average Common Shares Outstanding (Diluted)	17,193	17,108	17,258	17,378	17,297	17,378	17,434	17,406
EARNINGS PER COMMON SHARE (Diluted)	$0.33	$(0.66)	$0.60	$0.44	$0.73	$0.45	$0.43	$0.88

EBIT	$8,000	$(17,583)	$14,343	$10,263	$15,024	$11,857	$11,990	$23,848
Depreciation	3,228	3,115	3,166	3,566	13,075	3,575	3,921	7,496
Amortization of intangibles	979	964	1,122	1,236	4,301	1,418	778	2,196

EBITDA	$12,207	$(13,504)	$18,631	$15,065	$32,400	$16,850	$16,689	$33,540

EBITDA AS A PERCENT OF SALES	8.3%	-8.0%	10.5%	7.8%	4.7%	8.3%	8.7%	8.5%

CAPITAL EXPENDITURES	$3,606	$4,580	$3,213	$3,513	$14,913	$2,693	$4,770	$7,464

*	Adjusted Operating Income & Margin excludes Leslie asbestos and bankruptcy charges.

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2010					2011
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$(6,380)	$12,587	$(2,863)	$16,221	$19,564	$1,522	$(76,387)	$(74,866)

ADD:
Capital Expenditures	3,606	4,580	3,213	3,513	14,913	2,693	4,770	7,464

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(2,774)	$17,167	$350	$19,734	$34,477	$4,215	$(71,617)	$(67,402)

NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(52,713)	$(55,976)	$(26,225)	$(44,318)	$(44,318)	$(22,562)	$56,828	$56,828

ADD:
Cash & cash equivalents	37,812	60,857	68,526	45,752	45,752	53,491	48,302	48,302
Investments	22,412	94	97	101	101	107	107	107

TOTAL DEBT	$7,511	$4,975	$42,398	$1,535	$1,535	$31,036	$105,237	$105,237

DEBT AS % OF EQUITY	2%	2%	12%	0%	0%	8%	27%	27%

TOTAL DEBT	7,511	4,975	42,398	1,535	1,535	31,036	105,237	105,237
TOTAL SHAREHOLDERS' EQUITY	349,244	324,128	351,719	356,820	356,820	374,706	385,833	385,833

EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$8,000	$(17,583)	$14,343	$10,263	$15,023	$11,857	$11,990	$23,847

LESS:
Interest expense, net	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(2,005)
(Provision) benefit for income taxes	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(6,439)

NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$15,404

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET, LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$12,207	$(13,504)	$18,631	$15,065	$32,399	$16,850	$16,689	$33,539

LESS:
Interest expense, net	(554)	(586)	(734)	(641)	(2,515)	(773)	(1,232)	(2,005)
Depreciation	(3,228)	(3,115)	(3,166)	(3,566)	(13,075)	(3,575)	(3,921)	(7,496)
Amortization	(979)	(964)	(1,122)	(1,236)	(4,301)	(1,418)	(778)	(2,196)
(Provision) benefit for income taxes	(1,713)	6,928	(3,210)	(1,890)	115	(3,178)	(3,261)	(6,439)

NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$15,404

ADJUSTED INCOME [NET INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$5,312	$7,549	$11,922	$9,144	$33,928	$8,557	$7,416	$15,974

LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax	(421)	18,790	1,523	1,412	21,304	651	(81)	570
NET INCOME	$5,733	$(11,241)	$10,399	$7,732	$12,624	$7,906	$7,497	$15,404

ADJUSTED WEIGHTED AVERAGE SHARES	N/A	17,109	N/A	N/A	N/A	N/A	N/A	N/A

Adjustment for anti-dilutive conversion of shares	0	153	0	0	0	0	0	0

Weighted average common shares outstanding (diluted)	17,193	17,262	17,258	17,378	17,297	17,378	17,434	17,406

ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.31	$0.44	$0.69	$0.53	$1.97	$0.49	$0.43	$0.92

LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	(0.02)	1.10	0.09	0.08	1.24	0.04	(0.00)	0.04

EARNINGS PER COMMON SHARE (Diluted)	$0.33	$(0.66)	$0.60	$0.44	$0.73	$0.45	$0.43	$0.88

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF FUTURE PERFORMANCE MEASURES TO COMMONLY

USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

UNAUDITED

	3rd QTR 2011
	Low	High
EXPECTED ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING SPECIAL, IMPAIRMENT, AND LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.47	$0.57

LESS:
Expected special charges (recoveries), net of tax impact on EPS	$—	$—
Expected impairment charges, net of tax impact on EPS	$—	$—
Expected Leslie asbestos and bankruptcy charges, net of tax impact on EPS	$—	$—

EXPECTED EARNINGS PER COMMON SHARE (Diluted)	$0.47	$0.57